EXHIBIT 10.16

AMENDMENT TO CONSULTING AGREEMENT

This Amendment (“Amendment”) to Consulting Agreement is entered into effective as of the 1st day of January, 2006, by and between Atheros Communications, Inc. (“Company”) and Teresa Meng (“Consultant”).

Whereas, the Company and Consultant have entered into a Consulting Agreement dated as of January 1, 2002, as previously amended to establish the Consultant’s annual consulting fees effective as of January 1, 2003, January 1, 2004 and January 1, 2005 (the “Consulting Agreement”); and

Whereas, the parties now wish to amend the Consulting Agreement as provided herein.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

1.	Exhibit B of the Consulting Agreement is hereby amended and restated to read in full as follows:

“EXHIBIT B

CONSIDERATION

Commencing on January 1, 2006, Consultant shall be paid a consulting fee of $25,000 per year for the Services provided by Consultant and other obligations of Consultant under this Agreement. Such amount shall be payable in equal quarterly installments on the last day of each calendar quarter during the term of this Agreement.”

2.	Except as amended hereby, the Consulting Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have signed this Amendment to be effective as of the date first set forth above.

Atheros Communications, Inc.

/s/ David Torre
By:
Name:	David Torre
Title:	VP & Chief Accounting Officer

/s/ Teresa Meng
Teresa Meng